Exhibit 3.1

ENOVIS CORPORATION

AMENDED AND RESTATED BYLAWS

Adopted Effective

as of

December 13, 2022

TABLE OF CONTENTS

1.	OFFICES		1

	1.1	Registered Office	1

	1.2	Other Offices	1

2.	MEETINGS OF STOCKHOLDERS		1

	2.1	Place of Meetings	1

	2.2	Annual Meetings	1

		2.2.1 Stockholder Proposed Business	2

		2.2.2 Requirement to Update and Supplement	5

		2.2.3 Requirements for Entities	5

		2.2.4 Requirement to Appear	6

		2.2.5 Inapplicability to Exchange Act Rule 14a-8	6

	2.3	Special Meetings and Stockholder Action	6

	2.4	Notice of Meetings	7

	2.5	Waivers of Notice	7

	2.6	Business at Special Meetings	8

	2.7	List of Stockholders	8

	2.8	Quorum at Meetings	9

	2.9	Voting and Proxies	9

	2.10	Required Vote	10

	2.11	Conduct of Meetings	11

	2.12	Adjourned Meeting	12

	2.13	Inspectors of Election	13

	2.14	Delivery to the Corporation	13

i

3.	DIRECTORS		14

	3.1	Powers	14

	3.2	Number and Election	14

	3.3	Nomination of Directors	15

		3.3.1 Nominations by Directors	15

		3.3.2 Nominations by Stockholders	15

		3.3.3 Nominations for Additional Directorships	19

		3.3.4 Nominations at Special Meetings	19

		3.3.5 Requirement to Update and Supplement	20

		3.3.6 Requirements for Entities	21

		3.3.7 Requirement to Appear	21

		3.3.8 Additional Requirements	21

	3.4	Vacancies	24

	3.5	Meetings	24

		3.5.1 Regular Meetings	24

		3.5.2 Special Meetings	25

		3.5.3 Telephone Meetings	25

		3.5.4 Action Without Meeting	25

		3.5.5 Waiver of Notice of Meeting	25

	3.6	Quorum and Vote at Meetings	26

	3.7	Committees of Directors	26

	3.8	Compensation of Directors	27

	3.9	Emergency Bylaws	27

4.	OFFICERS		28

	4.1	Positions	28

	4.2	Chief Executive Officer	28

	4.3	President	28

	4.4	Vice President	29

	4.5	Secretary	29

	4.6	Assistant Secretary	29

	4.7	Treasurer	29

	4.8	Assistant Treasurer	30

	4.9	Term of Office	30

	4.10	Compensation	30

	4.11	Fidelity Bonds	30

5.	CAPITAL STOCK		30

	5.1	Certificates of Stock; Uncertificated Shares	30

	5.2	Lost Certificates	31

	5.3	Record Date	31

		5.3.1 Actions by Stockholders	31

		5.3.2 Payments	32

	5.4	Stockholders of Record	32

6.	INDEMNIFICATION; INSURANCE		33

	6.1	Authorization of Indemnification	33

	6.2	Right of Claimant to Bring Action Against the Corporation	34

	6.3	Non-exclusivity	35

	6.4	Survival of Indemnification	35

	6.5	Insurance	35

	6.6	Amendment or Repeal	35

7.	GENERAL PROVISIONS		36

	7.1	Inspection of Books and Records	36

	7.2	Dividends	36

	7.3	Reserves	36

	7.4	Execution of Instruments	36

	7.5	Fiscal Year	36

	7.6	Seal	37

	7.7	Reliance Upon Books, Reports and Records	37

	7.8	Subject to Law and Certificate of Incorporation	37

	7.9	Delivery of Notice; Notice by Electronic Transmission	37

8.	EXCLUSIVE FORUM		39

	8.1	Exclusive Forum	39

	8.2	Severability	40

AMENDED AND RESTATED BYLAWS OF

ENOVIS CORPORATION

1.	OFFICES

1.1	Registered Office

The name and address of the current registered agent of Enovis Corporation (the “Corporation”) in the State of Delaware are: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

1.2	Other Offices

The Corporation may also have offices and may keep the books and records of the Corporation except as otherwise required by law, at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.	MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings

All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairperson, the Chief Executive Officer or the President. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

2.2	Annual Meetings

The Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairperson, the Chief Executive Officer or the President, at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.2.1	Stockholder Proposed Business

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairperson or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.2.1 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.2 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders.

Any stockholder wishing to bring business before an annual meeting of stockholders must (i) deliver to the Secretary a timely notice in writing and in proper form of the stockholder’s intention to do so and such business must be a proper subject for stockholder action and (ii) provide any updates or supplements to such notice at the times and in the forms required by Section 2.2.2. To be timely, the stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary, or if no annual meeting was held in the preceding year, the Corporation must receive the notice not earlier than on the 120th day prior to such annual meeting and not later than the later of (a) the close of business on the later of the 90th day prior to such annual meeting or (b) the tenth day following the day on which public disclosure of the date of the meeting was first made by the Corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper form, the notice must include the following information as to each Proposing Person (as defined below): (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (ii) the nature of the business being proposed and the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and also the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of each Proposing Person; (iii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (iv)whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any derivatives, short positions, profit interests, options, or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss, manage risk or benefit from stock price changes of any class or series of the Corporation’s stock for, or to maintain, increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation; (v) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (vi) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (vii) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (viii) a representation whether the Proposing Person is a holder of record of Corporation capital stock entitled to vote at such meeting both at the time of giving the notice provided for in this Section 2.2.1 and at the time of the meeting, and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (ix) a representation whether the Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; (x) if applicable, a description of all agreements, arrangements or understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable), naming such person or persons, pursuant to which the proposal of business is to be made by the stockholder; and (xi) any other information relating to such Proposing Person or such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.2.1. If the Chairperson or other presiding officer at the annual meeting determines that the business was not properly brought before the meeting, the business proposed by the notifying stockholder will not be conducted at the meeting.

The term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.2.2	Requirement to Update and Supplement

A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.2.1 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

2.2.3	Requirements for Entities

For the purposes of Section 2.2.1, including as required by Section 2.2.2, if a Proposing Person is an entity, information required of such entity is also required as to each director, executive, managing member or control person of such entity.

2.2.4	Requirement to Appear

Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

2.2.5	Inapplicability to Exchange Act Rule 14a-8

This Section 2.2 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

2.3	Special Meetings and Stockholder Action

A special meeting of the stockholders of the Corporation may be called only by the Chairperson of the Board of Directors or a majority of the Board of Directors.

Stockholder action may be taken only at a duly called and convened annual or special meeting of the stockholders and may not be taken by written consent.

2.4	Notice of Meetings

Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such dates is different from the record date for determining the stockholders entitled to notice of the meeting), and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting (as of the record date for determining the stockholders entitled to notice of the meeting) not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), the certificate of incorporation of the Corporation as it may be amended from time to time (the “Certificate of Incorporation”) or these Bylaws). Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the Delaware General Corporation Law. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the Delaware General Corporation Law. An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the Delaware General Corporation Law. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 (or any successor section or sections) of the Delaware General Corporation Law.

2.5	Waivers of Notice

Whenever the giving of any notice is required by a provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person or persons entitled to said notice, delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

2.6	Business at Special Meetings

Business transacted at any special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors.

2.7	List of Stockholders

After the record date for a meeting of stockholders has been fixed, no later than the tenth day before such meeting, the officer who has charge of the stock ledger of the Corporation shall prepare a complete list of all stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.

2.8	Quorum at Meetings

Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless or except to the extent that the presence of a larger number may be required by law, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The chairperson of the meeting or the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and, except as otherwise required by these Bylaws, all matters shall be determined by a majority of the votes cast at such meeting.

2.9	Voting and Proxies

Unless otherwise provided in the Delaware General Corporation Law or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.10	Required Vote

When a quorum is present at any meeting of stockholders, each matter shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to such matter, unless the proposed action is one upon which, by express provision of the Delaware General Corporation Law, these Bylaws or the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Except as otherwise required by law, these Bylaws or the Certificate of Incorporation, each director shall be elected by a majority of the votes cast with respect to that director’s election at an any meeting of stockholders for the election of directors at which a quorum is present, provided, however, that directors shall be elected by the vote of a plurality of the votes cast for directors at a meeting at which a quorum is present if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”). For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

2.11	Conduct of Meetings

Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairperson of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairperson, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairperson of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairperson of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) procedures for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairperson of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.8.

2.12	Adjourned Meeting

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the Delaware General Corporation Law. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.13	Inspectors of Election

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i)	determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)	count all votes or ballots;

(iii)	count and tabulate all votes;

(iv)	determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)	certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.14	Delivery to the Corporation

Whenever this Article 2 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the Delaware General Corporation Law with respect to the delivery of information and documents to the Corporation required by this Article 2.

3.	DIRECTORS

3.1	Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law. The Board of Directors shall from time to time designate one of its members as Chairperson of the Board of Directors and may designate another of its members as Vice Chairman of the Board of Directors. The Chairperson shall (when present) preside at all meetings of the Board of Directors and shall ensure that all orders and resolutions of the Board of Directors are carried into effect.

3.2	Number and Election

The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by an action of not less than a majority of the directors then in office. The number may not be less than three or more than nine unless approved by an action of not less than two-thirds of the directors then in office. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified, or until their earlier death or resignation or removal in the manner hereinafter provided. Any incumbent director who is nominated for election by the Board of Directors or a committee thereof shall, as a condition to such nomination submit an irrevocable letter of resignation to the Chairperson of the Board of Directors contingent on (i) that person not receiving a majority of the votes cast (as defined in Section 2.10) in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. If a nominee who is already serving as a director fails to receive a majority of the votes cast (as defined in Section 2.10) in an election that is not a Contested Election, the Board of Directors shall promptly consider whether to accept or reject the conditional resignation of such nominee, or whether other action should be taken. The Board of Directors shall take action upon the conditional resignation and publicly disclose its decision and the rationale behind it no later than 90 days following the certification of the election results. The Board of Directors, in making its decision, may consider any factors and other information that they consider appropriate and relevant. The director whose resignation is being considered will not participate in the Board of Directors’ decision.

If the Board of Directors accepts a director’s resignation pursuant to this Section 3.2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Section 3.4 of these Bylaws.

3.3	Nomination of Directors

3.3.1	Nominations by Directors

The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any stockholder of the Corporation in accordance with the notice requirements provided for in this Section 3.3.

3.3.2	Nominations by Stockholders

Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 3.3.2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 3.3 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

Any stockholder wishing to nominate persons for election as directors at an annual meeting must (i) deliver to the Secretary a timely notice in writing and in proper form of such stockholder’s intention to do so and (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 3.3 and (iii) provide any updates or supplements to such notice at the times and in the forms required by Section 3.3.5. To be timely, the stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary, or if no annual meeting was held in the preceding year, the Corporation must receive the notice not earlier than on the 120th day prior to such annual meeting and not later than the later of (a) the close of business on the later of the 90th day prior to such annual meeting or (b) the tenth day following the day on which public disclosure of the date of the meeting was first made to the public. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper form, the notice must include the following information:

as to each Nominating Person (as defined below): (i) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (ii) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) and of record by such Nominating Person, except that such Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any derivatives, short positions, profit interests, options, or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss, manage risk or benefit from stock price changes of any class or series of the Corporation’s stock for, or to maintain, increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation; (iv) any material pending or threatened legal proceeding in which such Nominating Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (v) any other material relationship between such Nominating Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (vi) any direct or indirect material interest in any material contract or agreement of such Nominating Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (vii) a representation whether the Nominating Person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee and (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; (viii) a representation that the Nominating Person is a holder of record of Corporation capital stock entitled to vote at such meeting both at the time of giving the notice provided for in this Section 3.3.2 and at the time of the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons; (ix) if applicable, a description of all agreements, arrangements or understandings between or among any of the Nominating Persons or between or among any Nominating Person and each nominee and any other person or persons (including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable), naming such person or persons, pursuant to which the nomination is to be made by the stockholder; and (x) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the proposed nominee to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 3.3 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (C) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation in the form required of incumbent directors set forth in Section 3.2, (D) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (E) a completed and signed questionnaire, representation and agreement as provided in Section 3.3.8.

The Board of Directors may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as one of its directors. If the Chairperson or other presiding officer at the meeting determines that a person was not properly nominated for election as a director, the person will not be eligible for election as a director.

The term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

3.3.3	Nominations for Additional Directorships

In no event may a Nominating Person provide timely notice of nominations of person for election to the Board of Directors with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything in Section 3.3.2 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 3.3.2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

3.3.4	Nominations at Special Meetings

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 3.3.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 3.3.2 and provides any updates or supplements to such notice at the times and in the forms required by Section 3.3.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the

Corporation’s notice of meeting, if the stockholder’s notice required by Section 3.3.2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (a) the 90th day prior to such special meeting or (b) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

3.3.5	Requirement to Update and Supplement

A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 3.3.2 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

3.3.6	Requirements for Entities

For the purposes of Section 3.3.2, including as required by Section 3.3.5, if a Nominating Person is an entity, information required of such entity is also required as to each director, executive, managing member or control person of such entity.

3.3.7	Requirement to Appear

Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3.7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

3.3.8	Additional Requirements

In addition to the requirements of this Section 3.3 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 3.3 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

The Board of Directors may also require any proposed candidate for nomination as a director of the Corporation to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors and such proposed candidate shall provide such additional information within ten (10) days after it has been requested. The Board of Directors may also require any proposed candidate for nomination as a director of the Corporation to submit to interviews with the Board of Directors or any committee thereof, and such proposed candidate shall make himself or herself available for any such interviews within ten (10) business days after such interviews have been requested by the Board of Directors or any committee thereof.

A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 3.3, if necessary, so that the information provided or required to be provided pursuant to this Section 3.3 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 3.3. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 3.3, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 3.3.

3.4	Vacancies

If there is a newly created directorship resulting from an increase in the authorized number of directors, or if the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal or other cause, the Board of Directors, provided that a quorum is then in office and present, or a majority of the directors then in office if less than a quorum is then in office, or the sole remaining director, may elect a successor for the unexpired term and until his or her successor is elected and qualified. Any director so chosen shall hold office until the next election of directors. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

3.5	Meetings

3.5.1	Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.5.2	Special Meetings

Special meetings of the Board of Directors may be called by the Chairperson, the Chief Executive Officer or the President on one day’s notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

3.5.3	Telephone Meetings

Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.5.4	Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any consent shall be revocable prior to becoming effective.

3.5.5	Waiver of Notice of Meeting

A director may waive any notice required by provisions of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.6	Quorum and Vote at Meetings

At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by provisions of the Delaware General Corporation Law or by the Certificate of Incorporation or by these Bylaws.

3.7	Committees of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware

General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board of Directors’ resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

3.8	Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.9	Emergency Bylaws

In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

4.	OFFICERS

4.1	Positions

The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairpersons, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the President and the Secretary be the same person. As set forth below, each of the Chief Executive Officer, President, and/or any Vice President may execute bonds, mortgages and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.2	Chief Executive Officer

The President or other officer of the Corporation may be designated by the Board of Directors as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general supervision, direction and control of the business of the Corporation. The Chief Executive Officer may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.3	President

The President shall be the chief operating officer of the Corporation and shall have full responsibility and authority for management of the day-to-day operations of the Corporation, subject to the authority of the Board of Directors and the Chief Executive Officer, if different. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

4.4	Vice President

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

4.5	Secretary

The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

4.6	Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

4.7	Treasurer

The Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chief Executive Officer, the President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

4.8	Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

4.9	Term of Office

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

4.10	Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

4.11	Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.	CAPITAL STOCK

5.1	Certificates of Stock; Uncertificated Shares

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairperson, Chief Executive Officer, President or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2	Lost Certificates

The Board of Directors, Chairperson, Chief Executive Officer, President or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

5.3	Record Date

5.3.1	Actions by Stockholders

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

5.3.2	Payments

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5.4	Stockholders of Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6.	INDEMNIFICATION; INSURANCE

6.1	Authorization of Indemnification

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

6.2	Right of Claimant to Bring Action Against the Corporation

If a claim under Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

6.3	Non-exclusivity

The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

6.4	Survival of Indemnification

The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, trustee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

6.5	Insurance

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

6.6	Amendment or Repeal

Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to a covered person in effect prior to the time of such repeal or modification.

7.	GENERAL PROVISIONS

7.1	Inspection of Books and Records

Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the Corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

7.2	Dividends

The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

7.3	Reserves

The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

7.4	Execution of Instruments

All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5	Fiscal Year

The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

7.6	Seal

The corporate seal, if any, shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.7	Reliance Upon Books, Reports and Records

Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

7.8	Subject to Law and Certificate of Incorporation

All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

7.9	Delivery of Notice; Notice by Electronic Transmission

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)	if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)	if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)	if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

8.	EXCLUSIVE FORUM

8.1	Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or the federal district court for the District of Delaware) shall be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any other action asserting an internal corporate claim, as defined in section 115 of the Delaware General Corporation Law; in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

8.2	Severability

If any provision of this Article 8 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article 8 (including, without limitation, each portion of any sentence of this Article 8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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